UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2024

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 1.01	Entry Into a Material Definitive Agreement

On November 16, 2024, Focus Universal Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with a private investor, Alumni Capital LP (the “Investor”). Pursuant to the terms and conditions of the Agreement, the Investor committed to purchase up to $20,000,000 (the “Commitment Amount”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from the Company during the period commencing on November 16, 2024 and ending on the earlier of (i) November 18, 2027, or (ii) the date in which the Investor has purchased Common Stock from the Company for an aggregate purchase amount of $20,000,000. To materialize the sale of Common Stock, the Company shall have the right, but not the obligation, to direct the Investor, from time to time, to purchase the number of Common Stock set forth on a purchase notice (the “Purchase Notice”). The Investor shall have the obligation to purchase from the Company the Common Stock set forth in the Purchase Notice, if that the Purchase Notice: (a) does not exceed $500,000, which may be waived up to $5,000,000 upon mutual agreement between the Investor and the Company; or (b) cause the Investor to own, after purchasing the Common Stock, and when aggregated with all other Common Stock then owned by the Investor, more than 4.99% of the of the Common Stock outstanding immediately prior to the issuance of Common Stock purchased pursuant to a Purchase Notice. The purchase price for the Common Stock shall be the lowest daily dollar volume-weighted average price (VWAP) of the Common Stock on the national securities exchange in which the Company’s securities are listed for the five (5) business days prior to the closing date with respect to a Purchase Notice, multiplied by ninety-one percent (91%).

The Company has covenant to: (i) use its commercially reasonable efforts to continue the listing or quotation and trading of the Common Stock on the NASDAQ Capital Market and to comply in all respects with its reporting, filing and other legal obligations; (ii) file this current report on Form-8K describing the material terms and conditions of the Agreement; and (iii) issue to the Investor a number of Common Stock in an amount equal to one and one-quarter percent (1.25%) of the Commitment Amount divided by the VWAP for the trading day immediately prior to the the day the Common Stock are issued (the “Commitment Shares”). The Investor has covenant not to engage in short sales in connection with any Common Stock purchased under the Agreement, and to comply with all applicable state and federal securities laws and regulations and the rules and regulations of the NASDAQ Capital Market.

The Agreement contains registration rights in favor of the Investor obligating the Company to file a prospectus supplement covering the offering and sale of the Common Stock issued pursuant to a Purchase Notice and the Commitment Shares (the “Prospectus Supplement”). The Company filed the Prospectus Supplement on November 19, 2024. The Prospectus Supplement relates to the offer and sale of 2,000,000 shares of Common Stock of the Company, which may be sold by the Company to the Investor pursuant to the terms and conditions of the Agreement.

The obligation of the Investor to purchase the Common Stock set forth on a Purchase Notice shall be subject to the satisfaction of various conditions customary for transactions of this kind.

Because this is a summary of material terms only, stakeholders should read the Agreement attached hereto as Exhibit 10.1, together with the Prospectus Supplement filed with the SEC on November 19, 2024, carefully to appraise themselves of the complete text of the Agreement and the Prospectus Supplements and their respective terms.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated November 16, 2024 between Focus Universal Inc. and Alumni Capital LP.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2024

FOCUS UNIVERSAL, INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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